Exhibit 99.1

JMP Group Reports First Quarter 2012 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 25, 2012--JMP Group Inc. (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2012.

  Operating net income was $4.5 million, or $0.19 per diluted share, compared to $3.2 million, or $0.15 per share, for the prior quarter and $6.4 million, or $0.28 per share, for the first quarter of 2011.
  Excluding the financial impact of gains recognized by JMP Credit Corporation on the sale or payoff of loans initially acquired in April 2009, adjusted operating net income was $0.18 per diluted share, an increase of 28.6% from $0.14 for the prior quarter and a decrease of 5.3% from $0.19 per share for the first quarter of 2011. For more information on operating net income and adjusted operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”
  Net income attributable to JMP Group under generally accepted accounting principles, or GAAP, was $0.4 million, or $0.02 per diluted share, compared to $3.5 million, or $0.15 per share, for the first quarter of 2011.
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $35.2 million, compared to $25.9 million for the prior quarter and $45.0 million for the first quarter of 2011. Further excluding net gains on the sale or payoff of acquired loans, adjusted net revenues would have been $34.5 million, an increase of 33.9% from $25.8 million for the prior quarter and a decrease of 11.9% from $39.2 million for the first quarter of 2011. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues on a GAAP basis were $31.4 million, compared to $19.6 million for the prior quarter and $42.9 million for the first quarter of 2011.

“We enjoyed better-than-expected first quarter results,” said Chairman and Chief Executive Officer Joe Jolson, “driven both by investment banking activity that improved from the preceding few quarters and by excellent investment results from our hedge funds. Adjusted operating EPS, which excludes acquired loan sale profits, was $0.18, up almost 30% from the prior period and nearly matching the $0.19 we earned for the first quarter of last year, when we produced record adjusted net revenues. JMP Securities contributed $0.09 to adjusted operating earnings per share, below the record $0.13 earned a year ago but a significant improvement from the levels seen during the second half of 2011. Harvest Capital Strategies earned $0.04 for the quarter, nearly double the number from a year earlier, while JMP Credit again produced strong results, adding $0.13 per share on an adjusted operating basis, versus $0.14 for the first quarter of 2011. We are off to a strong start to the year but remain cautiously optimistic, given the volatile macro environment.”

Revenues

Investment Banking

Investment banking revenues were $16.7 million, an increase of 188.1% from $5.8 million for the prior quarter and a decrease of 17.6% from $20.2 million for the first quarter of 2011.

The company executed 35 investment banking transactions during the first quarter of 2012, compared to 30 during the first quarter of 2011. Public equity underwriting revenues amounted to $9.0 million, down from $12.3 million, as the company executed 23 public equity offerings, in line with 23 in the first quarter of 2011. Debt and convertible securities transaction revenues were $1.5 million, down from $5.3 million, as a result of five transactions, versus two in the first quarter of 2011. Private capital markets and other revenues were $2.2 million, up from $1.6 million, with the company executing two transactions, versus three in the first quarter of 2011. Strategic advisory revenues totaled $4.0 million, up from $1.1 million, with the company acting as a strategic advisor on five completed transactions, compared to two in the first quarter of 2011.

Brokerage

Net brokerage revenues were $5.5 million, a decrease of 9.8% from $6.1 million for the prior quarter and a decrease of 12.6% from $6.3 million for the first quarter of 2011.

Asset Management

Asset management fees and other related revenues totaled $4.5 million, a decrease of 33.6% from $6.8 million for the prior quarter and an increase of 8.6% from $4.2 million for the first quarter of 2011. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at March 31, 2012 totaled $1.2 billion, including $679.2 million of funds managed by Harvest Capital Strategies and $471.2 million par value of loans and cash underlying the collateralized loan obligation managed by JMP Credit Advisors. Client assets under management were $1.2 billion at December 31, 2011 and $1.3 billion at March 31, 2011. Including sponsored funds, client assets under management totaled $2.1 billion at March 31, 2012, compared to $2.2 billion at December 31, 2011 and $2.0 billion at March 31, 2011. Private capital, including corporate credit, small business lending, REIT advisory services, venture capital and distressed mortgage investments, represented 47.4% of total sponsored assets under management at March 31, 2012.

Principal Transactions

Principal transactions generated net revenues of $6.5 million, an increase of 276.8% from $1.7 million for the prior quarter and an increase of 78.6% from $3.6 million for the first quarter of 2011.

A statement of the company’s principal transaction revenues for the quarter ended March 31, 2012 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011

Hedge fund investments	$2,744	$1,244	$667

Principal investments:
Investment in New York Mortgage Trust	(209)	344	158
Other principal investments	(110)	(39)	(281)
Total principal investments	(319)	305	(123)

Venture investments:
Investment in Harvest Growth Capital	197	(53)	92
Other venture investments and warrants	502	(89)	350
Total venture investments	699	(142)	442

Principal transaction revenues net of non-controlling interest in Harvest Growth Capital	3,124	1,407	986

Non-controlling interest in Harvest Growth Capital	3,360	314	2,644

Total principal transaction revenues	$6,484	$1,721	$3,630

Of the $6.5 million of principal transaction revenues for the quarter ended March 31, 2012, $3.4 million was attributable to non-controlling interests in net realized and unrealized gains at Harvest Growth Capital, a venture capital fund managed by Harvest Capital Strategies that is consolidated under GAAP. GAAP accounting requires that JMP Group consolidate Harvest Growth Capital due to Harvest Capital Strategies’ role as the fund’s manager and managing member, despite the company’s ownership of just 4.7% of the fund. The presentation of adjusted net revenues elsewhere in this press release excludes non-controlling interests in Harvest Growth Capital; and, accordingly, the aforementioned $3.4 million of net realized and unrealized gains for the first quarter of 2012 is not included in adjusted net revenues. Net of non-controlling interests, JMP Group had a net realized and unrealized gain of $0.2 million on its investment in Harvest Growth Capital for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized net gains of $1.0 million due to the sale or payoff of 20 of the loans in its portfolio, compared to $6.8 million in connection with 39 loans during the first quarter of 2011. For the first quarter of 2012, realized gains of $0.7 million were due to the sale or payoff of loans acquired with JMP Credit in April 2009, compared to gains of $5.8 million for the first quarter of 2011. At March 31, 2012, 10 loans with an aggregate par value of $42.1 million and an associated liquidity discount of $13.9 million remained from the portfolio acquired in April 2009.

A loan loss provision of $0.3 million was recorded for the quarter as a general reserve in connection with performing loans at JMP Credit and Harvest Capital Credit, both of which are currently consolidated under GAAP. At March 31, 2012, general loan loss reserves equaled 0.6% of gross performing loans, compared to 0.4% at March 31, 2011.

At March 31, 2012, gross impaired loans totaled $10.5 million, or 2.3% of gross loans outstanding, compared to $7.2 million, or 1.6% of gross loans outstanding, at March 31, 2011. With regard to impaired loans at March 31, 2012, discounts and reserves (including credit discounts, liquidity discounts, allowances for loan losses and deferred loan fees) equaled $9.6 million, or 91.0% of gross impaired loans outstanding. With regard to performing loans at March 31, 2012, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $28.2 million, or 6.3% of gross performing loans outstanding.

Net Interest Income

Interest income was $7.5 million, and interest expense was $9.6 million, resulting in net interest expense of $2.2 million, compared to net interest income of $2.0 million for the first quarter of 2011. Excluding net amortization expense related to liquidity discounts, net interest income was $5.0 million for the quarter, compared to $6.8 million for the quarter ended March 31, 2011.

Expenses

Compensation and Benefits

Compensation and benefits expense was $21.8 million, compared to $28.2 million for the first quarter of 2011. For the first quarter of 2012, there was no non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with JMP Group’s May 2007 initial public offering, as the remaining expense completely amortized in the first half of 2011 with the vesting of the final tranche of IPO-related RSUs. For the first quarter of 2011, non-cash compensation expense attributable to IPO-related RSUs was $0.3 million. For the first quarter of 2012, non-cash compensation expense attributable to performance-related and other RSUs granted subsequent to the company’s IPO was $0.2 million, compared to $0.1 million for the first quarter of 2011.

As a percentage of adjusted net revenues, compensation and benefits expense was 61.9%, compared to 62.8% for the first quarter of 2011. Excluding the cost of RSU grants, compensation and benefits expense was 61.3% of adjusted net revenues, compared to 61.8% for the first quarter of 2011.

Non-Compensation Expense

Non-compensation expense was $5.7 million, compared to $6.1 million for the first quarter of 2011. As a percentage of adjusted net revenues, non-compensation expense was 16.1%, compared to 13.6% for the first quarter of 2011.

Personnel

At March 31, 2012, the company had 208 full-time employees, compared to 217 at the end of the prior quarter and 209 at March 31, 2011.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Capital Credit, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses loan loss provisions taken in connection with Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants and (iv) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, a venture capital fund, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and the external manager of Harvest Capital Credit; and, as a result of its ownership of each, JMP Group consolidates both entities in accordance with GAAP accounting standards and eliminates the fees in consolidation; presenting these fees as though Harvest Growth Capital and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $7.2 million for the quarter ended March 31, 2012;
  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  the non-cash general loan loss provision of $0.2 million taken with regard to Harvest Capital Credit for the quarter ended March 31, 2012;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and
  the non-controlling interest in net unrealized gains and losses generated by Harvest Growth Capital, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the fund; however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

Additionally, management considers it instructive to further adjust the company’s adjusted net revenues to exclude the financial contribution of gains recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009, a volatile source of revenue that cannot be expected to recur indefinitely.

A reconciliation of JMP Group’s net revenues to the company’s adjusted net revenues for the quarter ended March 31, 2012 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011

Revenues:
Non-interest revenues	$33,508	$21,353	$40,922
Net interest income	(2,150)	(1,730)	1,980
Total net revenues	31,358	19,623	42,902
Asset management fees earned on Harvest Growth Capital and Harvest Capital Credit	332	150	203
Net interest expense and other revenues from Harvest Capital Credit	(208)	-	-
Total net revenues including fee revenues from consolidated entities	31,482	19,773	43,105

Add back/(subtract):

Net amortization of liquidity discounts on loans and asset-backed securities issued	7,175	6,619	4,794
Amortization of intangible asset	-	-	100
Loan loss provision – Harvest Capital Credit	219	184	-
Net unrealized (gain) on strategic equity investments and warrants	(321)	(361)	(397)
Non-controlling interest in net unrealized (gain) on Harvest Growth Capital	(3,360)	(314)	(2,644)
Adjusted net revenues	35,195	25,901	44,958

Subtract:
Net gain on loan portfolio acquired	707	143	5,798
Adjusted net revenues excluding net gain on loan portfolio acquired	$34,488	$25,758	$39,160

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusted net revenues provide useful information by excluding non-cash additions to and deductions from total net revenues as well as non-controlling interests and loan sale gains that may otherwise obscure the company’s operating revenues and complicate an assessment of the company’s core business activities. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Capital Credit. JMP Group consolidates Harvest Growth Capital and Harvest Capital Credit in accordance with GAAP accounting standards; however, asset management fees generated by the funds are included in asset management-related fee revenues as though deconsolidated.

A statement of the company’s asset management-related fee revenues for the quarter ended March 31, 2011 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar 31, 2012	Dec. 31, 2011	Mar. 31, 2011

Base management fees:
Fees reported as asset management fees	$2,438	$2,600	$2,273
Fees reported as other income	708	924	418
Fees earned at Harvest Growth Capital and Harvest Capital Credit	201	150	203
Total base management fees	3,347	3,674	2,894

Incentive fees:
Fees reported as asset management fees	1,036	2,292	879
Fees reported as other income	-	-	350
Fees earned at Harvest Growth Capital and Harvest Capital Credit	131	-	-
Total incentive fees	1,167	2,292	1,229

Fundraising fees reported as other income	27	876	60

Asset management-related fee revenues:
All fees reported as asset management fees	3,474	4,892	3,152
All fees reported as other income	735	1,800	828
All fees earned at Harvest Growth Capital and Harvest Capital Credit	332	150	203
Total asset management-related fee revenues	$4,541	$6,842	$4,183

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses loan loss provisions taken in connection with Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate of 42%. In particular, operating net income adjusts for:

  the grant of 1,931,060 restricted stock units, or RSUs, at the time of the company’s IPO, which resulted in no non-cash compensation expense for the quarter ended March 31, 2012 and $0.3 million of non-cash compensation expense for the quarter ended March 31, 2011;
  the grant of RSUs subsequent to the company’s IPO, which resulted in non-cash compensation expense of $0.2 million for the quarter ended March 31, 2012 and $0.1 million for the quarter ended March 31, 2011;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $7.2 million for the quarter ended March 31, 2012 and $4.8 million for the quarter ended March 31, 2011;
  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  the non-cash general loan loss provision of $0.1 million, after $0.1 million of income tax expense and non-controlling interest, for the quarter ended March 31, 2012 taken with regard to Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 42%.

Reconciliations of JMP Group’s net income to the company’s operating net income for the quarter ended March 31, 2012 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2012	Dec. 31, 2011		Mar. 31, 2011

Net income/(loss) attributable to JMP Group Inc.	$352	($5,944)		$3,538

Add back:
Income tax expense/(benefit)	322	(4,024)		2,484
Income/(loss) before taxes	674	(9,968)		6,022

Add back/(subtract):
Compensation expense – IPO-related RSUs	-	-		331
Compensation expense – post-IPO RSUs	180	9,166		126
Net amortization of liquidity discounts on loans and asset-backed securities issued	7,175	6,619		4,794
Amortization of intangible asset	-	-		100
Loan loss provision – Harvest Capital Credit	94	88		-
Unrealized (gain) on strategic equity investments and warrants	(321)	(361)		(397)
Operating income before taxes	7,802	5,544		10,976

Income tax expense (assumed rate of 42%)	3,277	2,328		4,610
Operating net income	$4,525	$3,216		$6,366

Operating net income per share:
Basic	$0.20	$0.15		$0.29
Diluted	$0.19	$0.15	(1)	$0.28

Weighted average shares outstanding:
Basic	22,180	22,016		21,843
Diluted	23,273	22,174	(1)	22,836

(1)

Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting does not take place until the first quarter of 2012, at which time it increases the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended December 31, 2011 was 22,796,939, and operating net income per diluted share using this denominator would be $0.14. Management has presented a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Adjusted Operating Net Income

Adjusted operating net income excludes from operating net income the financial contribution of gains recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009. Management believes that this metric can be instructive to investors who wish to assess the company’s core earnings over time without regard to a relatively volatile revenue stream. By excluding profits from sales and payoffs of acquired loans, management intends to represent the earnings power of the company’s core business strategy and ongoing operations. Moreover, the company utilizes adjusted operating net income as a threshold for the vesting of its performance-related RSUs.

Reconciliations of the company’s operating net income to its adjusted operating net income for the quarter ended March 31, 2012 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2012	Dec. 31, 2011		Mar. 31, 2011

Operating net income	$4,525	$3,216		$6,366

Add back:
Income tax expense (assumed rate of 42%)	3,277	2,328		4,610
Operating income before taxes	7,802	5,544		10,976

Subtract:
Earnings contribution from gains on loan portfolio acquired	424	87		3,479
Adjusted operating income before taxes	7,378	5,457		7,497

Income tax expense (assumed rate of 42%)	3,099	2,292		3,149
Adjusted operating net income	$4,279	$3,165		$4,348

Adjusted operating net income per share:
Basic	$0.19	$0.14		$0.20
Diluted	$0.18	$0.14	(1)	$0.19

Weighted average shares outstanding:
Basic	22,180	22,016		21,843
Diluted	23,273	22,174	(1)	22,836

(1)

Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting does not take place until the first quarter of 2012, at which time it increases the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended December 31, 2011 was 22,796,939, and adjusted operating net income per diluted share using this denominator would be $0.14. Management has presented a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the table that follows. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Capital Credit, (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) exclude amortization expense related to an intangible asset, (iv) reverse loan loss provisions taken in connection with Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter. For the purposes of calculating operating net income, an effective tax rate of 42% is assumed.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended March 31, 2012 is set forth below.

	Quarter Ended March 31, 2012

		Harvest	JMP			Operating	HGC	HCC	Consoli-
	JMP	Capital	Credit		Elimin-	JMP	Consoli-	Consoli-	dated JMP
(in thousands, except per share amounts)	Securities	Strategies	Corp.	Corporate	ations	Group	dation	dation	Group

Revenues:
Investment banking	$16,713	-	-	-	-	$16,713	-	($54)	$16,659
Brokerage	5,492	-	-	-	-	5,492	-	-	5,492
Asset management-related fees (1)	26	$4,592	$39	$55	($170)	4,542	($238)	(94)	4,210
Principal transactions (2)	1,468	1,521	183	(278)	-	2,894	3,360	(92)	6,162
Gain on sale and payoff of loans	-	-	990	-	-	990	-	-	990
Net dividend income	(14)	-	-	-	-	(14)	-	-	(14)
Net interest income (3)	48	4	4,608	11	-	4,671	-	354	5,025
Provision for loan losses (4)	-	-	(93)	-	-	(93)	-	-	(93)
Adjusted net revenues	23,733	6,117	5,727	(212)	(170)	35,195	3,122	114	38,431

Expenses:
Non-interest expenses (5)	20,274	4,606	(234)	2,727	(170)	27,203	21	42	27,266

Less: Non-controlling interest (6)	-	-	136	-	-	136	3,101	126	3,363
Operating income before taxes	3,459	1,511	5,825	(2,939)	-	7,856	-	(54)	7,802

Income tax expense (assumed rate of 42%)	1,453	635	2,446	(1,234)	-	3,300	-	(23)	3,277
Operating net income	$2,006	$876	$3,379	($1,705)	-	$4,556	-	($31)	$4,525

Operating net income per share:
Basic	$0.09	$0.04	$0.15	($0.07)	-	$0.21	-	($0.01)	$0.20
Diluted	$0.09	$0.04	$0.14	($0.07)	-	$0.20	-	($0.01)	$0.19

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$5,825			$7,856			$7,802
Less: Earnings contribution from gain on loan portfolio acquired			424			424			424
Adjusted operating income before taxes			5,401			7,432			7,378

Income tax expense (assumed rate of 42%)			2,268			3,121			3,099
Adjusted operating net income			$3,133			$4,311			$4,279

Adjusted operating net income per share:
Basic	$0.09	$0.04	$0.14	($0.07)	-	$0.20	-	($0.01)	$0.19
Diluted	$0.09	$0.04	$0.13	($0.07)	-	$0.19	-	($0.01)	$0.18

(1)

Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $0.3 million are eliminated upon consolidation of Harvest Growth Capital and Harvest Capital Credit.

(2)

Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes non-controlling interests in net realized and unrealized gains and losses related to Harvest Growth Capital as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized gains totaling $3.3 million are recognized upon consolidation of the entities.

(3)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation and amortization expense related to an intangible asset.

(4)	Excludes general loan loss provision at Harvest Capital Credit in the amount of $0.2 million.

(5)	Reverses stock-based compensation expense and excludes fund-related expenses totaling $63,000 that are recognized upon consolidation of Harvest Growth Capital and Harvest Capital Credit.

(6)

Excludes non-controlling interests totaling $3.2 million in the net realized and unrealized gains of Harvest Growth Capital and Harvest Capital Credit that are recognized upon consolidation of the entities.

Adjusted Tangible Book Value per Share

At March 31, 2012, JMP Group’s tangible book value per share was $5.52, compared to $5.74 at December 31, 2011 and $6.01 at March 31, 2011. Adjusting book value to reflect the net benefit of vesting of performance-related RSUs as well as the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at March 31, 2012 would have been $4.82, as indicated by the table below.

(in thousands, except per share amounts)	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011

Total JMP Group stockholders' equity	$125,871	$129,706	$132,766
Less: Net benefit of vesting of performance-related RSUs (1)	-	(3,642)	-
JMP Group stockholders' equity, net of RSU benefit	125,871	126,064	132,766
Less: Goodwill and intangible assets	-	-	(100)
Tangible stockholders' equity	125,871	126,064	132,666

Liquidity discount on loans	13,894	15,738	28,949
Liquidity discount on asset-backed securities issued	(41,392)	(49,447)	(72,383)
Net liquidity discount	(27,498)	(33,709)	(43,434)
Income tax benefit (assumed rate of 42%)	11,549	14,158	18,242
Net after-tax liquidity discount	(15,949)	(19,551)	(25,192)

Adjusted tangible stockholders' equity	$109,922	$106,513	$107,474

Adjusted tangible book value per share	$4.82	$4.85	$4.87

Basic shares outstanding	22,812	21,947	22,084

Quarterly operating ROATE (2)	16.7%	12.1%	24.1%
LTM operating ROATE (2)	14.2%	16.1%	22.2%
Quarterly operating ROATE (2) excluding the financial impact of gains on acquired loans	15.8%	11.9%	16.4%
LTM operating ROATE (2) excluding the financial impact of gains on acquired loans	11.6%	11.8%	10.4%

(1)

Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that the related compensation expense be reflected in the fourth quarter of 2011, the period in which the objectives were met and the vesting was triggered. The increased expense lowers pre-tax earnings and creates a tax benefit, which adds to net income and, consequently, to stockholders’ equity. In this table, JMP Group has reversed the net benefit of the vesting for the purposes of calculating tangible stockholders’ equity, in order to exclude the financial impact of an event that is not core to the company’s operating activities.

(2)	Return on adjusted tangible equity equals annualized operating net income divided by average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended March 31, 2012, JMP Group repurchased 597,143 shares of its common stock at an average price of $7.08 per share, or $4.2 million in total. Substantially all such shares were repurchased in connection with the vesting of restricted stock units or other stock-based compensation, whereby employees tendered shares for the payment of applicable withholding taxes. At quarter-end, approximately 500,000 shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation or in its small business lending portfolio; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2011 s filed with the Securities and Exchange Commission on March 12, 2012 well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2011 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, April 25, 2012. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 72891887.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC. Consolidated Statements of Financial Condition (Unaudited)

(in thousands)	Mar. 31, 2012	Dec. 31, 2011

Assets

Cash and cash equivalents	$46,695	$70,363
Restricted cash and deposits	58,968	48,440
Receivable from clearing broker	1,290	1,138
Marketable securities owned, at fair value	24,107	24,309
Other investments	66,153	51,706
Loans held for sale	2,599	2,957
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	411,740	410,770
Small business loans, net of allowance for loan losses	13,483	7,477
Deferred tax assets	23,601	26,221
Other assets	16,325	17,240
Total assets	$664,961	$660,621

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$19,888	$10,921
Accrued compensation	14,737	38,143
Asset-backed securities issued, net of purchase discounts	389,612	381,556
Note payable	17,038	19,222
Note payable – line of credit funding	7,737	-
Deferred tax liability	20,915	23,214
Other liabilities	29,608	31,081
Total liabilities	499,535	504,137

Redeemable non-controlling interest	87	50

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	125,871	129,705
Non-redeemable non-controlling interest	39,468	26,729
Total equity	165,339	156,434
Total liabilities and stockholders' equity	$664,961	$660,621

JMP GROUP INC. Consolidated Statements of Operations (Unaudited)

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2012	Mar. 31, 2011

Revenues:
Investment banking	$16,659	$20,225
Brokerage	5,492	6,285
Asset management fees	3,474	3,153
Principal transactions	6,484	3,630
Gain on sale and payoff of loans	990	6,771
Net dividend income	(14)	250
Other income	735	828
Non-interest revenues	33,820	41,142

Interest income	7,458	10,620
Interest expense	(9,608)	(8,640)
Net interest (expense)/income	(2,150)	1,980

Provision for loan losses	(312)	(220)
Total net revenues	31,358	42,902

Non-interest expenses:
Compensation and benefits	21,771	28,231
Administration	1,250	1,070
Brokerage, clearing and exchange fees	896	1,098
Travel and business development	702	670
Communications and technology	908	921
Occupancy	817	665
Professional fees	639	708
Depreciation	198	158
Impairment loss on intangible asset	-	700
Other	266	104
Total non-interest expenses	27,447	34,325

Income before income tax expense	3,911	8,577
Income tax expense	322	2,483
Net income	3,589	6,094
Less: Net income attributable to noncontrolling interest	3,237	2,556
Net income attributable to JMP Group Inc.	$352	$3,538

Net income attributable to JMP Group Inc. per share:
Basic	$0.02	$0.16
Diluted	$0.02	$0.15

Weighted average common shares outstanding:
Basic	22,180	21,843
Diluted	23,273	22,836

CONTACT:
JMP Group Inc.
Investor Relations
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Dukas Public Relations
Media Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
or
Zach Leibowitz, 212-704-7385
zach@dukaspr.com